     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2004

                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                  FINDWHAT.COM
             (Exact name of registrant as specified in its charter)

                  NEVADA                                88-0348835
     (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)               Identification No.)

                     5220 SUMMERLIN COMMONS BLVD., SUITE 500
                            FORT MYERS, FLORIDA 33907
                                 (239) 561-7229
              (Address of registrant's principal executive offices)

                                  FINDWHAT.COM
                            1999 STOCK INCENTIVE PLAN
                        (AS AMENDED ON DECEMBER 15, 2003)
                            (Full title of the Plan)

                              --------------------

                    PHILLIP R. THUNE, CHIEF OPERATING OFFICER
                             CHIEF FINANCIAL OFFICER
                                  FINDWHAT.COM
                     5220 SUMMERLIN COMMONS BLVD., SUITE 500
                            FORT MYERS, FLORIDA 33907
                                 (239) 561-7229
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           PHILIP S. STAMATAKOS, ESQ.
                                BAKER & MCKENZIE
                              ONE PRUDENTIAL PLAZA
                             130 EAST RANDOLPH DRIVE
                             CHICAGO, ILLINOIS 60601
                                 (312) 861-8000

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                      Proposed maximum    Proposed maximum
 Title of Securities   Amount to be       offering           aggregate           Amount of
  to be Registered      registered     price per share     offering price     registration fee
---------------------- -------------- ------------------ ------------------- -------------------
Common Stock, par
value $.001              2,000,000         $17.67*          $35,340,000            $4,478
---------------------- -------------- ------------------ ------------------- -------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, and is based upon the average of the high and low sale prices for the registrant's Common
      Stock reported on The Nasdaq Stock Market, Inc. as quoted for March 15,
      2004.

                                     PART I.

                     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information concerning the plan listed on the cover of this Registration Statement have been or will be sent or given to participants in the plan listed on the cover of this Registration Statement as specified in Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      We incorporate by reference into this Registration Statement the contents of the Form S-8 Registration Statements previously filed with the Securities and Exchange Commission by the Registrant on September 18, 2000 (Registration No. 333-46008) and on August 1, 2001 (Registration No. 333-66434).

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and information that we later file with the Commission will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents we filed with the Commission pursuant to the Securities Exchange Act of 1934 (Commission File Number 000-27331):


     - Our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 5, 2004;

     - Our Current Reports on Form 8-K filed with the Commission on February 23, 2004, February 10, 2004, January 9, 2004 and January 6, 2004; and

     - The description of our common stock which is contained in our registration statement on Form 10 (file no. 0-30428) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Articles of Incorporation do not provide for the indemnification of a present or former director or officer. However, pursuant to Nevada Revised Statutes Section 78.7502, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding under certain circumstances and provided that, among other things, he or she:

     - did not breach his or her fiduciary duties as a director or officer in a manner which involved intentional misconduct, fraud or a knowing violation of law; and

     - acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Our By-Laws provide:

      Unless prohibited by Nevada law, we must indemnify any person who is or was involved in any manner (including, without limitation, as a party or a witness), or is threatened to be so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by us or in our right to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all expenses and liabilities actually and reasonably incurred by such person in connection with any such action, suit or proceeding. The right to indemnification conferred by our By-Laws shall be presumed to have been relied upon by our directors, officers, employees and agents and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

     Our board of directors is authorized, on our behalf, to enter into, deliver and perform agreements or other arrangements to provide any indemnitee with specific rights of indemnification in addition to the rights provided hereunder to the fullest extent permitted by Nevada Law. Such agreements or arrangements may provide:

     (i) that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by us as they are incurred and in advance of the final disposition of any such action, suit or proceeding provided that, if required by Nevada Law at the time of such advance, the officer or director provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified against such expenses;

     (ii) that the indemnitee shall be presumed to be entitled to indemnification under our By-Laws or such agreement or arrangement and we will have the burden of proof to overcome that presumption;

     (iii) for procedures to be followed by us and the indemnitee in making any determination of entitlement to indemnification or for appeals therefrom; and

     (iv) for insurance or such other financial arrangements, all as may be deemed appropriate by the board of directors as the time of execution of such agreement or arrangement.

     We may, unless prohibited by Nevada Law, purchase and maintain insurance or make other financial arrangements on behalf of any indemnitee for any liability asserted against the indemnitee and liability and expenses that he or she incurred in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. Such other financial arrangements may include:

     -    the creation of a trust fund;

     -    the establishment of a program of self-insurance;

     - the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets; or

     -    the establishment of a letter of credit, guaranty or surety.

     The foregoing By-Law provisions, as well as this provision, may be amended by our stockholders only by vote of the holders of 66-2/3% of the entire number of shares of each class, voting separately, of our outstanding capital stock (even though the right of any class to vote is otherwise restricted or denied), provided that no amendment or repeal of these By-Law provisions will adversely affect the indemnification rights of any indemnitee existing at the time such repeal or amendment becomes effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to these provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The above discussion of the Company's Articles, By-Laws, and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such Articles, By-Laws, and applicable Nevada statutes.

ITEM 7. EXEMPTION FROM REGISTRATION

     Not applicable.

ITEM 8. EXHIBITS

Exhibit No.    Description
--------------------------

4.1       *    FindWhat.com 1999 Stock Incentive Plan, as amended on December
               15, 2003 (previously filed as Exhibit 10.4 to prior Form 10 (No.
               0-27331) filed with the Securities and Exchange Commission on
               September 14, 1999 and incorporated herein by reference).


4.2            Articles of Incorporation of FindWhat.com (f/k/a Collectibles
               America, Inc.) previously filed as Exhibit 3.1 to prior Form 10
               (No. 0-27331) filed with the Securities and Exchange Commission on September 14, 1999 and incorporated herein by reference)


4.3            Amended and Restated By-laws of FindWhat.com previously filed as
               Exhibit 3.2 to Form 8-K (no. 0-30428) filed with the Securities and Exchange Commission on January 23, 2002 and incorporated herein by reference)


5.1       *    Opinion of Baker & McKenzie

23.1      *    Consent of Grant Thornton LLP

23.2      *    Consent of Ernst & Young LLP

23.3      *    Consent of Baker & McKenzie (contained in their opinion filed as Exhibit 5.1 to this Registration Statement)

24.1      *    Power of Attorney

--------------------

* Filed herewith


ITEM 9. UNDERTAKINGS

     A.  SUBSEQUENT DISCLOSURE

     The undersigned issuer hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, as post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant under Section 13 or 15(d) the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     B.  INCORPORATION BY REFERENCE

     The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     We incorporate by reference into this Registration Statement the contents of the Form S-8 Registration Statement we previously filed with the Securities and Exchange Commission on August 1, 2001 (Registration No. 333-66434) and the Form S-8 Registration Statement we previously filed with the Securities and Exchange Commission on September 18, 2000 (Registration No. 333-46008).

     C.  INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, State of Florida, on March 17, 2004.


                                  FINDWHAT.COM

                                  By:      /s/ Phillip R. Thune
                                  ---------------------------------------------
                                           Chief Operating Officer and
                                           Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated on March 17, 2004.




                          SIGNATURE                                                        TITLE
                          ---------                                                        -----

     * Craig A. Pisaris-Henderson                               President, Chief Executive Officer, and Chairman of the
-----------------------------------------------------------     Board of Directors
                  Craig A. Pisaris-Henderson

     /s/ Phillip R. Thune                                       Chief Operating Officer, Chief Financial Officer and
-----------------------------------------------------------     Director
                       Phillip R. Thune

     * Frederick E. Guest II                                    Director
-----------------------------------------------------------
                    Frederick E. Guest II

     * Kenneth E. Christensen                                   Director
-----------------------------------------------------------
                    Kenneth E. Christensen

     * Lee Simonson                                             Director
-----------------------------------------------------------
                         Lee Simonson

     * Daniel B. Brewster, Jr.                                  Director
-----------------------------------------------------------
                   Daniel B. Brewster, Jr.

     * Jerry Della Femina                                       Director
-----------------------------------------------------------
                      Jerry Della Femina

     * David J. Londoner                                        Director
-----------------------------------------------------------
                      David J. Londoner

By:   /s/ Phillip R. Thune
    -------------------------------------------------------
     Phillip R. Thune, attorney-in-fact for each of
     the persons indicated


                                 EXHIBIT INDEX

Exhibit No.                Description
--------------------------------------

4.1               *        FindWhat.com 1999 Stock Incentive Plan, as amended on December 15, 2003
                           (previously filed as Exhibit 10.4 to prior Form 10 (No. 0-27331) filed with the
                           Securities and Exchange Commission on September 14, 1999 and incorporated herein by reference).

4.2                        Articles of Incorporation of FindWhat.com (f/k/a Collectibles America, Inc.)
                                previously filed as Exhibit 3.1 to prior Form 10 (No. 0-27331) filed with the
                                        Securities and Exchange Commission on September 14, 1999 and incorporated herein by reference)

4.3                        Amended and Restated By-laws of FindWhat.com previously filed as Exhibit 3.2 to
                                Form 8-K (no. 0-30428) filed with the Securities and Exchange Commission on January 23, 2002 and incorporated herein by reference)

5.1               *        Opinion of Baker & McKenzie

23.1              *        Consent of Grant Thornton LLP

23.2              *        Consent of Ernst & Young LLP

23.3              *        Consent of Baker & McKenzie (contained in their opinion filed as Exhibit 5.1 to this Registration Statement)

24.1              *        Power of Attorney
--------------------

* Filed herewith